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                             EXHIBIT (10)(ii)(A)-#3

                         JOSH WESTON CONTRACT EXTENSION




1. TERM. Extended from 1/31/94 to 7/31/96, per original terms except as defined herein.

2. RESPONSIBILITIES. As is, except the Board or Josh may request that his title of CEO be dropped and/or that his title of Chairman be changed on 6 months notice given anytime on or after 5/31/95, at which time salary will cease and $550K/year in paragraph 5 begins.

3. SALARY. Continue at the current level of $1085K/yr., without bonus, until 7/1/94, then reduce it to $1000K/yr.

4. BONUS. Effective for FY'95 and '96, and subject to shareholder approval at the 11/94 shareholder meeting, an annual bonus of up to $200K will be paid per "the plan" approved by the Compensation Committee based on growth in EPS.

     In Weston's last fiscal year of employment, such bonus per "the plan" may be paid at his retirement date based on ADP's performance, and pro-rated for his number of employed months in that fiscal year.

5. SUPPLEMENTAL RETIREMENT AMOUNT. In lieu of the prior formulas, it shall be $550K/YR (or its actuarial equivalent), as a supplement to the regular plans.

6. RESTRICTED STOCK. A new grant of 22K shares shall be made. Subject to shareholder approval at the 11/94 meeting, up to 11K shares shall vest on 7/1/95 and 7/1/96 respectively, per the formula approved by the Compensation Committee and based on growth in EPS. If JW's employment is terminated prior to 7/1/96, he shall vest in the number of shares pro-rated for the number of employed months in that fiscal year, based upon the results of that year.

7. STOCK OPTIONS. In the event of earlier termination, stock options that vest prior to 7/31/96 shall nonetheless vest.




      /s/ Josh Weston                                 /s/ Fred Malek
     -----------------------------------          -----------------------------
          Josh Weston                                     Fred Malek, Chairman
          6/7/94                                          Compensation Committee
                                                          6/9/94